FIRST AMENDMENT

TO

REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is dated and effective as of August 15, 2018 (the “Effective Date”), by and among TCW DIRECT LENDING VII LLC, a Delaware limited liability company (the “Borrower”), NATIXIS, NEW YORK BRANCH (in its individual capacity, “Natixis”), as administrative agent (in such capacity, the “Administrative Agent”) for the Committed Lenders, Conduit Lenders and Funding Agents from time to time party to the Credit Agreement (hereinafter defined), the Joining Committed Lender (hereinafter defined) and the Joining Funding Agent (hereinafter defined).

A. The Borrower, the Administrative Agent, the Committed Lenders, the Conduit Lenders and the Funding Agents have entered into that certain Revolving Credit Agreement dated as of May 10, 2018 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”).

B. Pursuant to Section 3 below, (i) Natixis will no longer be considered a Funding Agent or Committed Lender for the Natixis Lender Group, (ii) PNC Bank, National Association (in its individual capacity, “PNC”) will be admitted as a Committed Lender to the Credit Agreement (the “Joining Committed Lender”); and (iii) PNC will be admitted to act as Funding Agent under the Credit Agreement for its respective Lender Group (the “Joining Funding Agent”).

C. The Borrower, the Administrative Agent, the Joining Committed Lender and the Joining Funding Agent have agreed, upon the following terms and conditions, to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

2. AMENDMENTS TO CREDIT AGREEMENT

2.1. The following defined term in the Credit Agreement shall be amended and restated to read in its entirety as set forth below:

“Required Lenders” means, at any time, (a) Committed Lenders having their share of the Principal Obligation and their Unused Commitments representing more than fifty percent (50%) of the sum of (x) the total Principal Obligation then outstanding and (y) the aggregate Unused Commitments at such time, provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the pro rata shares of the aggregate Principal Obligation and Unused Commitments of Lenders shall be redetermined for voting purposes only, to exclude the pro rata shares of the aggregate Principal Obligation and Unused Commitments of such Defaulting Lenders, and (b) at all times when two or more non-affiliated Committed Lenders (other than Defaulting Lenders) are party to this Credit Agreement, the term “Required Lenders” shall in no event mean fewer than two non-affiliated Committed Lenders.

2.2. Schedule 1.01A of the Credit Agreement is hereby deleted in its entirety, and Schedule 1.01A attached hereto is substituted in lieu thereof.

3. ASSIGNMENT; JOINING COMMITTED LENDER AND JOINING FUNDING AGENT.

3.1. Natixis as a Committed Lender for the Natixis Lender Group under the Credit Agreement, hereby sells and assigns to PNC hereto, and PNC hereby purchases and accepts, the Commitments of Natixis, and the Loans and participations in Letters of Credit held by Natixis, under the Credit Agreement in the Natixis Lender Group such that (a) upon the effectiveness of this Amendment, but prior to giving effect to the amendments set forth in Section 2 (i) Natixis shall be paid in full for all outstanding Loans and participations in Letters of Credit held thereby as a Committed Lender in the Natixis Lender Group (and all accrued interest thereon) and all fees owing thereto, (ii) the Commitment of Natixis, as a Committed Lender under the Natixis Lender Group, shall be permanently reduced in full and terminated and (iii) Natixis shall no longer be considered a Funding Agent or Committed Lender for the Natixis Lender Group under the Credit Agreement, and (b) after giving effect to the amendments set forth in Section 2, the Commitments of each Committed Lender and Lending Group shall be as set forth on Schedule 1.01A attached hereto. Natixis is executing this Amendment in multiple capacities; however, where it is executing in the capacity as a Funding Agent and Committed Lender for the Natixis Lender Group under the Credit Agreement, it is executing for the sole purpose of evidencing its agreement to this Section 3 only and for no other purpose.

3.2. Each of the Joining Committed Lender and the Joining Funding Agent, by executing and delivering this Amendment, (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Funding Agent or Committed Lender, as applicable, under the Credit Agreement; (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Funding Agent or Committed Lender, as applicable, thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a Funding Agent or Committed Lender, as applicable, under the Credit Agreement and on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any other Funding Agent or any other Lender; (v) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement and the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) the Joining Committed Lender will act as its own Funding Agent under the Credit Agreement; and (vii) if it is a Foreign Person, such Joining Committed Lender or Joining Funding Agent, as applicable, has delivered all documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Person; (b) agrees that: (i) it will, independently and without reliance on the Administrative Agent, any other Funding Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will join in and be a party to the Credit Agreement and perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Funding Agent or Committed Lender, as applicable; and (c) confirms that there are no Conduit Lenders party to its Lender Group. The Borrower has requested that (y) Joining Committed Lender become a Committed Lender under the Credit Agreement, and (z) Joining Funding Agent become a Funding Agent under the Credit Agreement. By executing below and as of the effectiveness of this Amendment, both the Borrower and the Administrative Agent consent to the joinder of Joining Committed Lender and Joining Funding Agent as set forth above.

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3.3. On the Effective Date, the Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit hereunder such that, after giving effect thereto, the ratio of each Lender Group’s (including each applicable Lender therein and new Lender Group’s (and the applicable Lender’s therein)) share of outstanding Loans and participations in Letters of Credit to its share of Commitments is the same as that of each other Lender Group. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender Group (and the Lender’s therein) to a new or increasing Lender Group (and the Lender’s therein). In connection with any such reallocation of the outstanding Loans, (a) the Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.02 of the Credit Agreement to the Funding Agent of each Lender Group within which the applicable Lender (or Lenders therein) is required to fund any amount or receive any partial repayment in connection therewith and such Funding Agent will provide such notice to the applicable Lender or Lenders therein and (b) the applicable Lender or Lenders therein will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Funding Agent for the benefit of the applicable Lender or Lenders in its Lender Group such Lender or Lender’s applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Borrower shall pay (a) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (b) any amounts due pursuant to Section 4.05 of the Credit Agreement as a result of such reallocation occurring on any date other than an Interest Payment Date.

4. EFFECTIVENESS. The effectiveness of this Amendment is subject to Administrative Agent’s receipt of the following:

4.1. Amendment. This Amendment, duly executed and delivered by the Borrower, Administrative Agent, Committed Lenders party to the Credit Agreement, Joining Committed Lender and Joining Funding Agent;

4.2. Notes. A duly executed Note payable to the order of Joining Committed Lender;

4.3. PNC Fee Letter. A duly executed fee letter agreement among Administrative Agent and PNC; and

4.4. Payment of Fees and Expenses. Payment by Natixis of all fees and expenses in connection with this Amendment and the transactions contemplated hereby.

5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent, Joining Committed Lender and Joining Funding Agent that:

5.1. Representations and Warranties in Credit Agreement. The representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as if made on and as of the date hereof (except for any representations and warranties that expressly refer to another date, which shall be true and correct in all material respects as of such date);

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5.2. Capital Commitments and Contributions. As of the date of this Amendment, the aggregate amount of the Unfunded Commitments of all Investors is $420,225,851, the aggregate amount of the Eligible Included Unfunded Commitments of all Included Investors is $192,060,107 and the aggregate amount of the Eligible Designated Unfunded Commitments of all Designated Investors is $42,153,452; and

5.3. No Event of Default. No Event of Default or Potential Default has occurred and is continuing on the date hereof.

6. MISCELLANEOUS.

6.1. No Other Amendments. Except as expressly amended herein, the terms of the Credit Agreement shall remain in full force and effect.

6.2. Limitation on Agreements. The amendments set forth herein are limited precisely as written and shall not be deemed: (a) to be a consent under or waiver of any other term or condition in the Credit Agreement or any of the other Loan Documents; or (b) to prejudice any right or rights which Administrative Agent and Lenders now have or may have in the future under, or in connection with the Credit Agreement, as amended hereby, the Notes, the Loan Documents or any of the other documents referred to herein or therein. From and after the date of this Amendment, all references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment, and each reference to “hereof,” “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

6.3. Borrower Ratification. The Borrower hereby ratifies, confirms and agrees that, following the effectiveness of this Amendment, the Credit Agreement, as amended, and the other Loan Documents shall remain in full force and effect.

6.4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page to this Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

6.5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THAT MIGHT OTHERWISE APPLY, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

TCW DIRECT LENDING VII LLC

By:	/s/ James Krause
Name:	James Krause
Title:	Chief Financial Officer, Treasurer and Secretary

Schedule 1.01A

ADMINISTRATIVE AGENT:

NATIXIS, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Hana Beckles
	Name:	Hana Beckles
	Title:	Director

By:	/s/ Connie Moy
	Name:	Connie Moy
	Title:	Vice President

Schedule 1.01A

LENDERS:

NATIXIS, NEW YORK BRANCH, as Swingline Lender, Letter of Credit Issuer, Funding Agent and Committed Lender for the Natixis Lender Group

By:	/s/ Terrence Gregersen
	Name:	Terrence Gregersen
	Title:	Executive Director

By:	/s/ Chad Johnson
	Name:	Chad Johnson
	Title:	Managing Director

Schedule 1.01A

LENDERS (continued):

VERSAILLES ASSETS LLC as a Committed Lender and Conduit Lender for the Versailles Lender Group solely with respect to Loans funded in currencies other than Euro and Sterling

By: Global Securitization Services, LLC, its Manager

By:	/s/ David V. DeAngelis
	Name:	David V. DeAngelis
	Title:	Vice President

By:	/s/ Demica A. Perez
	Name:	Demica A. Perez
	Title:	Vice President

Schedule 1.01A

LENDERS (continued): VERSAILLES STERLING FUNDING LTD., as a Committed Lender and Conduit Lender for the Versailles Lender Group solely with respect to Loans funded in Sterling

By:	/s/ Christopher Watler
	Name:	Christopher Watler
	Title:	Director

By:	/s/ Andrew Dean
	Name:	Andrew Dean
	Title:	Alternate Director

Schedule 1.01A

LENDERS (continued): VERSAILLES EURO FUNDING LTD., as a Committed Lender and Conduit Lender for the Versailles Lender Group solely with respect to Loans funded in Euros

By:	/s/ Christopher Watler
	Name:	Christopher Watler
	Title:	Director

By:	/s/ Andrew Dean
	Name:	Andrew Dean
Title:

Schedule 1.01A

JOINING COMMITTED LENDER AND JOINING FUNDING AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Joining Committed Lender and Joining Funding Agent for the PNC Lender Group

By:	/s/ Lawrence Beller
	Name:	Lawrence Beller
	Title:	Senior Vice President

Schedule 1.01A

Schedule 1.01A

COMMITMENTS AND LENDER GROUPS

TCW DIRECT LENDING VII LLC

Name of Lender Group	Funding Agent	Committed Lender	Conduit Lender	Commitment of Committed Lender
Versailles	Natixis, New York Branch	Versailles Assets LLC	Versailles Assets LLC	$75,000,000[1] less the Dollar Equivalent of the Principal Obligation funded by the other Lenders in the Versailles Lender Group

Versailles	Natixis, New York Branch	Versailles Euro Funding Ltd.	Versailles Euro Funding Ltd.	$75,000,000[2] less the Dollar Equivalent of the Principal Obligation funded by the other Lenders in the Versailles Lender Group

Versailles	Natixis, New York Branch	Versailles Sterling Funding Ltd.	Versailles Sterling Funding Ltd.	$75,000,000[3] less the Dollar Equivalent of the Principal Obligation funded by the other Lenders in the Versailles Lender Group

PNC	PNC Bank, National Association	PNC Bank, National Association		$75,000,000

			Total	$150,000,000

[1]	For the avoidance of doubt, the aggregate Commitment of the Committed Lenders in the Versailles Lender Group shall be $75,000,000.
[2]	For the avoidance of doubt, the aggregate Commitment of the Committed Lenders in the Versailles Lender Group shall be $75,000,000.
[3]	For the avoidance of doubt, the aggregate Commitment of the Committed Lenders in the Versailles Lender Group shall be $75,000,000.

Schedule 1.01A